AMENDMENT


This amendment ("Amendment") is entered into as of the ______ day of June , 2002, by and among SAFECO LIFE INSURANCE COMPANY, (hereinafter the "Company"), a Washington corporation, the VARIABLE INSURANCE PRODUCTS FUND III, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated August 15, 1997 (the "Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. Notices. All notices required to be made to SAFECO Life Insurance Company under this Agreement shall be made to the following address:

         5069 154th Place NE
         Redmond, WA 98052
         Attn:  Legal Department

2. Schedule A of the agreement is replaced with Schedule A attached hereto.
3. Schedule C of the agreement is replaced with Schedule C attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.


Except as expressly amended hereby, the Agreement remains in full force and effect.

Variable Insurance Products Fund  III          Fidelity Distributors Corporation

Signature:     /s/  Maria Dwyer                Signature:     /s/ Eric D. Roiter
             -------------------                            --------------------

Name/Title:  Maria Dwyer                        Name/Title:  Eric Roiter
               Treasurer                                     Vice President



SAFECO Life Insurance Company

Signature:      /s/ Scott Bartholomaus
Name/Title:   Scott Bartholomaus
               Vice President

                                   SCHEDULE A

                        SEPARATE ACCOUNTS OF THE COMPANY



1.       Name:             SAFECO Separate Account C
         Date Established: February 11, 1994


2.       Name:             SAFECO Separate Account SL
         Date Established:          November 6, 1986


3.       Name:             SAFECO Resource Variable Account B
         Date Established:          February 6, 1986

                                   SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company as of May 1, 2002:

SAFECO RESOURCE SERIES TRUST
o        SAFECO RST Equity Portfolio
o        SAFECO RST Growth Opportunities Portfolio
o        SAFECO RST Northwest Portfolio
o        SAFECO RST Bond Portfolio
o        SAFECO RST Small Company Value Portfolio
o        SAFECO RST Money Market Portfolio

AIM Variable Insurance Funds
o        AIM V.I. Aggressive Growth Fund (Series I Shares)
o        AIM V.I. Growth Fund (Series I Shares)

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
o        American Century VP Balanced
o        American Century VP International
o        American Century VP Value

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
o        The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares

DREYFUS INVESTMENT PORTFOLIOS ("Dreyfus IP")
o        Dreyfus IP - MidCap Stock Portfolio - Initial Shares
o        Dreyfus IP - Technology Growth Portfolio - Initial Shares

DREYFUS VARIABLE INVESTMENT FUND ("Dreyfus VIF")
o        Dreyfus VIF - Appreciation Portfolio - Initial Shares
o        Dreyfus VIF - Quality Bond Portfolio - Initial Shares

FEDERATED INSURANCE SERIES
o        Federated High Income Bond Fund II
o        Federated Utility Fund II

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
o        Franklin Small Cap Fund - Class 2
o        Franklin U.S. Government Fund - Class 2
o        Templeton Developing Markets Securities Fund - Class 2
o        Templeton Growth Securities Fund - Class 2
o        Mutual Shares Securities Fund - Class 2

INVESCO VARIABLE INVESTMENT FUNDS, INC.
o        INVESCO VIF-Real Estate Opportunity Fund

J.P. MORGAN SERIES TRUST II
o        JPMorgan U.S. Disciplined Equity Portfolio

SCUDDER VARIABLE SERIES I ("VS I")
o        Scudder VS I Balanced Portfolio
o        Scudder VS I International Portfolio